Exhibit 3.1

Articles of Incorporation

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4298 (775) 684 5708 Website: secretaryofstate.biz	Entity # E0332142006-7 Document Number: 20060283330-17 Dated Filed: 5/3/2006 10:00:21 AM In the office of /s/ Dean Heller Dean Heller Secretary of State

Articles of Incorporation (PURSUANT TO NRS 78)

Important: Read attached instructions before completing	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation	Duke Mountain Resources, Inc.

2. Resident Agent Name
and Street Address:	Corporate Creations Network Inc.
(Must be a Nevada address	Name
where process may be served)
	8275 South Eastern Avenue #200-47	Las Vegas	Nevada	89123
	Street Address	City	State	Zip Code

	Optional Mailing Address	City	State	Zip Code

3. Shares:	Number of shares		Number of shares
(No of shares corporation	with par value:	Par value:	without par value:
authorized to issue)
	76,000,000	$ 0.001

4. Names &	Herdev S. Rayat
Addresses,	1. Name
of Board of
Directors/Trustees:	1990 Tolmie Street	Vancouver	BC	V6R 4C2
(attach additional page	Street Address	City	State	Zip Code
there is more than 3
directors/trustees

2. Name

	Street Address	City	State	Zip Code

3. Name

	Street Address	City	State	Zip Code

5. Purpose	The purpose of this corporation shall be:

(Optional-See Instructions)	All activities permitted by law

6. Names, Addresses	Norman Pasqueler	/s/ Norman A. Paquler
and Signature of	Name	Signature
Incorporator.
(attach additiona page	941 Fourth Street	Miami Beach	FL	33139
there is more than 1	Address	City	State	Zip Code
incorporated)

7. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of
Resident Agent:	/s/ Norman A. Pasquler Norman A. Pasuler, ,Corporate Creations	5/2/2006
	Authorized Signature of R.A. or On Behalf of R.A. Company	Date